EXHIBIT 10(i)

AMENDMENT NUMBER SEVEN TO

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, The Northern Trust Company (the “Company”) maintains The Northern Trust Company Thrift-Incentive Plan, As Amended and Restated Effective January 1, 2005, (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under Section 11.1 of the Plan, the Plan is hereby amended effective as of the dates provided herein, as follows:

1.	Effective as of January 1, 2008, to delete section 9.6(b)(3) of the Plan in its entirety and to substitute the following therefor:

“(3)	Distributee. A Member, the Member’s surviving Spouse, the Member’s Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, and any Beneficiary of the Member (excluding the Member’s estate) are distributees with regard to the respective interest of such Member, Spouse, former Spouse or Beneficiary.”

2.	Effective as of the date this Amendment is executed, to delete the term “Chief Executive Officer” from the first sentence of section 10.5 of the Plan and to substitute the term “Executive Vice President and Human Resources Department Head” therefor.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 2nd of June, 2008 effective as of the dates provided herein.

THE NORTHERN TRUST COMPANY

By:	/s/ Frederick H. Waddell
Name:	Frederick H. Waddell
Title:	Chief Executive Officer